UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2020

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NETE	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01      Entry into a Material Definitive Agreement.

On May 7, 2020, Net Element, Inc. (the “Company”) entered into a promissory note (the “Note”) evidencing an unsecured loan (the “Loan”) in the amount of $491,492 made to the Company under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration. The Loan to the Company is being made through Truist Bank, a North Carolina banking corporation (the “Lender”). The Note matures on May 7, 2022 and bears interest at a rate of 1% per annum. Beginning December 7, 2020, the Company is required to make 17 monthly payments of principal and interest, with the principal component of each such payment based upon the level amortization of principal over a two-year period from May 7, 2020. The Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties. The proceeds from the Loan may only be used for payroll costs (including benefits), interest on mortgage obligations, rent, utilities and interest on certain other debt obligations. The Note contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the Lender or breaching the terms of the Loan documents. The occurrence of an event of default will result in an increase in the interest rate to 5% per annum and provides the Lender with customary remedies, including the right to require immediate payment of all amounts owed under the Note.

Pursuant to the terms of the CARES Act and the PPP, the Company may apply to the Lender for forgiveness for the amount due on the Loan. The amount eligible for forgiveness is based on the amount of Loan proceeds used by the Company (during the eight-week period after the Lender makes the first disbursement of Loan proceeds) for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP. No assurance can be given that the Company will obtain forgiveness of the Loan in whole or in part.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, which is filed herewith as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, Mr. Oleg Firer’s, the Company's Chief Executive Officer and Mr. Steven Wolberg’s, the Company's Chief Legal Officer respective base salaries were reduced, until further notice, by 50%, and Mr. Jeffrey Ginsberg’s, the Company's Chief Financial Officer base salary was reduced, until further notice, by 30%, in each case in connection with the Company’s evaluation of its liquidity position and future operating plans.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Promissory Note, dated as of May 7, 2020, between Net Element, Inc. and Truist Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2020

NET ELEMENT, INC.

By: /s/ Jeffrey Ginsberg_____
Name: Jeffrey Ginsberg
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Promissory Note, dated as of May 7, 2020, between Net Element, Inc. and Truist Bank.

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